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                                                                 Exhibit 3.14(e)

                                                                        3992 236
                                                                        11-17-97

               CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS
                          FOR DESIGNATION OR CHANGE OF
                              RESIDENT AGENT AND/OR
                                PRINCIPAL OFFICE

      I, Jeanne M. Murphy do hereby certify that I am the duly elected, qualified and acting secretary of Dealers Holding, Inc., a corporation formed and existing under the laws of the State of Maryland, and that at a meeting of the board of directors of said corporation, held on the 1st day of October, 1997, the following resolution was adopted, which said resolution remain in full force and effect:

            "RESOLVED that the resident agent of this corporation in the State of Maryland be and it hereby is changed to THE CORPORATION TRUST INCORPORATED, the post-office address of which is 300 East Lombard Street, Baltimore, Maryland 21202. The said resident agent so designated is a corporation of the State of Maryland.


                                           /s/ Jeanne M. Murphy
                                           --------------------
                                           Jeanne M. Murphy

(CORPORATE SEAL)

                                   I.D. NO# D1482793
                                   ACKN. NO. - 100C3114883
                                   DEALERS HOLDING, INC.

                                   11/17/97 AT 03:45 P.M.

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                               STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: June 24, 1999.

BY: Darla D. Simms, Custodian.

This stamp replaces our previous certification system. Effective: 6/95

(MD. -757- 7/20/82)
11-17-99 at 3:45 p.m
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